Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Infrastructure Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Limited Partnership Interests	Non-Voting Limited Partnership Units	457(c)	2,960,970(3)	26.54(1)	$78,584,143.80	0.00014760	$11,599.02
Fees Previously Paid	Limited Partnership Interests	–	–	–	–	–	–	–
	Carry Forward Securities
Carry Forward Securities	Limited Partnership Interests	Non-Voting Limited Partnership Unit	415(a)(6)	167,039,030(2)(3)	(3)	$5,632,292,696.31 (3)			F-3	333-270363	August 9, 2023	$692,108.90 (4)
		Total Offering Amounts				$5,710,876,840.1 1(3)		$11,599.02(5)
		Total Fees Previously Paid						–
		Total Fee Offsets						–
		Net Fee Due						$11,599.02

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), based upon the average high and low prices of the registrant’s limited partnership units (“LP Units”) on the New York Stock Exchange on April 12, 2024, of $27.27 and $25.81.

(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional securities that may be offered or issued by the registrant in connection with any stock split, stock dividend or any similar transaction.

(3) Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities being registered include 167,039,030 LP Units, equivalent to $5,632,292,696.31, which are being carried forward due to the previously registered by the registrant’s registration statement on Form F-3 (File No. 333-270363), which was declared effective by the Securities and Exchange Commission on August 9, 2023 (the “Prior Registration Statement”), but were not issued or delivered to satisfy exchanges, redemptions or acquisitions of exchangeable shares, and accordingly such LP Units constitute “unsold securities” (within the meaning of Rule 415(a)(6)) as of the date hereof (collectively, the “Unsold Securities”). The Unsold Securities represent approximately 99.9% of the LP Units registered under the Prior Registration Statement, and accordingly, the registration fees for these LP Units are being carried forward for this Registration Statement.

(4) The aggregate filing fee paid in connection with the Unsold Securities under the Prior Registration Statement was $692,110.53, representing 99.9% of the registration fees for the LP Units registered under the Prior Registration Statement (see footnote 3 above). Pursuant to Rule 415(a)(6), (i) the registration fee applicable to the Unsold Securities is being carried forward to this Registration Statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement.

(5) Reflects application of the carry forward registration fee from the Unsold Securities.